CONSULTING AGREEMENT I

         THIS CONSULTING AGREEMENT (the "Agreement") is effective as of April 1st, 1997, between Health Fitness Corporation (the "Company"), located at 3500 West 80th Street, Suite 130, Bloomington, Minnesota 55431 and Charles E. Bidwell (the "Consultant"), residing at 835 Windjammer Lane, Mound, Minnesota 55364.

                                    RECITALS:

           WHEREAS, the Company wishes to provide for the services of Consultant to assist it in certain matters relating to the raising of capital for the Company during the term of this Agreement and on the conditions here set forth; and

           WHEREAS, Consultant desires to receive certain compensation from the Company for Consultant's services during the term which shall be contingent on raising a minimum amount of capital for the Company and,

           WHEREAS,   Company  desires  protection  of  Company's   confidential
  business and technical information which has been developed by the Company in recent years at substantial expense.

           NOW,  THEREFORE,   in  consideration  of  the  mutual  promises  here
  contained, the Company and Consultant each intend to be legally bound, covenant and agree as follows:

1. Consulting Agreement. Upon the terms and conditions set forth in this Agreement. Company engages Consultant, and Consultant accepts the consulting relationship. Consultant shall be an independent contractor and shall not be the employee, servant, agent, partner, or joint venturer of the Company, or any of its officers, directors, or employees. The Consultant shall not have the right to or be entitled to any of the employee benefits of the Company or its subsidiaries. The Consultant agrees to arrange for the Consultant's own liability, disability, health, and workers' compensation insurance, and that of the Consultant's employees, if any. The Consultant further agrees to be responsible for the Consultant's own tax obligations accruing as a result of payments for services rendered under this Agreement, as well as for the tax withholding obligations with respect to the Consultant's employees, if any.

2. Duties. Consultant shall devote the time to the Company as set forth in this agreement and shall use his best efforts to raise a minimum of $2,000,000 of capital for the Company.

3. Term. Consultant's relationship shall commence on the above date and continue to the earlier of: (a) thirty days after the date either party gives written notice to the other party of its intent to terminate this Agreement or (b) the effective date of a written agreement between the parties to terminate this Agreement.

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4.       Fees.

         (a) Fees. For services rendered under this Agreement, Company shall pay Consultant fees at a monthly rate of $17,250. During the term of this Agreement, Consultant shall be expected to perform services for the Company as mutually agreed by the parties. Provided, however that the fees provided for in this paragraph shall be accrued and not paid to Consultant until the Company raises a minimum of $2,000,000 of capital during the period beginning on April 1, 1997. If the Company raises $2,000,000 of capital within one year after the termination of this Agreement, the Consultant shall receive the fees set forth in this paragraph for the period of time from April 1, 1997 to the date of termination.

         (b)  Stock  Option  Grant.  Subject  to the  Company  raising  at least
         $2,000,000 of capital within one year, the Company shall grant to Consultant a nonqualified stock option to acquire up to 75,000 shares of the Company's Common Stock, in substantially the form set forth on the Stock Option attached as Exhibit A. Such Stock Option shall have an exercise price of $2.25. Such option shall be exercisable only in accordance with the following schedule:

                  Earliest                        Number of
                  Date of Exercise             Shares Exercisable

                  Immediately                        18,750
                  July 1, 1998                       18,750
                  July 1, 1999                       18,750
                  July 1, 2000                       18,750

         The Consultant's stock options shall be governed by the terms of this Agreement and the Company's Stock Option Agreement with the Consultant attached and incorporated by reference. Provided, however, that the Consultant shall be entitled to immediately exercise all his Stock Options if: (a) this Agreement is terminated before July 1, 2000 or (b) there is a Change of Control of the Company before July 1, 2000. Change of Control is defined as (a) the sale of substantially all the assets of the Company; or (b) one entity (including its affiliates) owning 25% or more of the outstanding stock of the Company; or (c) more than 50% of the members of the Board of Directors of the Company changing within a one year period. Consultant shall have five years after each of the above Dates to exercise each option.

5. Business Expenses. The Consultant shall bill the Company and the Company shall pay to Consultant all customary business expenses incurred by the Consultant in performing his duties for the Company. For purposes of business travel expenses, Consultant's office in Hamel, Minnesota shall be considered Consultant's office and Consultant shall be paid mileage for trips between Hamel and Company's office in Bloomington, Minnesota.

6. Termination. Subject to the respective continuing obligations of the parties pursuant to Sections 7, 8, 9 and 10, this Agreement may be terminated prior to the expiration of its then remaining applicable term by either the Consultant or the Company giving the other party 30 days written notice.

7.       Confidential Information.

         (a) For purposes of this Section, the term "Confidential Information" means information which is not generally known and which is proprietary to the Company, including: (i) trade secret information about Company and its services; and (ii) information relating to the business of Company as conducted at any time within the previous two years or anticipated to be conducted by Company, and to any of its past, current or anticipated products, including, without limitation, information about Company's research, development, services, purchasing, accounting, engineering, marketing, selling, leasing or servicing. All information which Consultant has a reasonable basis to consider Confidential Information or which is treated by Company as being
         Confidential Information shall be presumed to be Confidential Information, whether originated by Consultant, or by others, and without regard to the manner in which Consultant obtains access to such information.

         (b) Consultant will not during the term of this Agreement and following expiration or termination of this Agreement, use or disclose any Confidential Information to any person not employed by Company without the prior authorization of Company and will use reasonably prudent care to safeguard, protect and to prevent the unauthorized disclosure of, all of such Confidential Information.

8.       Inventions.

         (a) For purposes of this Section, the term "Inventions" means discoveries, improvements and ideas (whether or not in writing or reduced to practice) and works of authorship, whether or not patentable or copyrightable: (1) which relate directly to the business of Company, or to Company's actual or demonstrably anticipated research or development; (2) which result from any work performed by Consultant for Company; (3) for which equipment, supplies, facilities or trade secret information of Company is utilized; or (4) which were conceived or developed during the time Consultant was obligated to perform the duties described in Section 2.

         (b) Consultant agrees that all Inventions made, authored or conceived by Consultant, either solely or jointly with others, during the term of this Agreement, shall be the sole and exclusive property of Company.
         Upon termination of this Agreement, Consultant shall turn over to a designated representative of Company all property in Consultant's possession and custody belonging to Company. Consultant shall not retain any copies or reproductions of correspondence, memoranda, reports, notebooks, drawings, photographs or other documents relating in any way to the affairs of Company which came into Consultant's possession at any time during the term of this Agreement.

         (c) Consultant will promptly upon request by Company fully disclose to Company in writing any Inventions. Consultant will assign (and by this Agreement, hereby assigns) to Company all of Consultant's rights to Inventions, and to applications for patents or copyrights in all countries and to patents and copyrights granted in all countries. Upon the request of Company, Consultant will apply for such United States or foreign patents or copyrights as Company may deem desirable, and Consultant will do any and all acts necessary in connection with such applications for patents or copyrights, or assignments, in order to establish in Company the entire right, title and interest in and to such patents or copyrights. If Consultant renders assistance to Company under this Section after termination of this Agreement, Company shall pay a reasonable fee as determined by Company for Consultant's time and expenses.

9. No Adequate Remedy. The parties declare that is impossible to measure in money the damages which will accrue to either party by reason of a failure to perform any of the obligations under this Agreement. Therefore, if either party shall institute any action or proceeding to enforce the provisions hereof, such person against whom such action or proceeding is brought hereby waives the claim or defense that such party has an adequate remedy at law, and such person shall not urge in any such action or proceeding the claim or defense that such party has an adequate remedy at law.

10. Indemnification Company shall indemnify Consultant for all expenses incurred by Consultant, including any judgments, or claims, and including reasonable attorney expenses and other expenses, for any matter arising out of or related to Consultant's actions or failure to act on behalf of the Company, to the extent permitted by Minn. Stat. Section 302A.559.

11.      Miscellaneous.

         (a) Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of all successors and assigns of the Company, whether by way of merger, consolidation, operation of law, assignment, purchase or other acquisition of substantially all of the assets or business of Company and shall only be assignable under the foregoing circumstances and shall be deemed to be materially breached by Company if any such successor or assign does not absolutely and unconditionally assume all of Company's obligations to Consultant hereunder. Any such successor or assign shall be included in the term "Company" as used in this Agreement.

         (b) Notices. All notices, requests and demands shall be in writing and be delivered or mailed to any such party at its address which:

                  (i)      In the case of Company shall be:

                           HEALTH FITNESS CORPORATION
                        3500 West 80th Street, Suite 130
                          Minneapolis, Minnesota 55431

                  (ii) In the case of the Consultant shall be:

                             MR. CHARLES E. BIDWELL
                               835 Windjammer Lane
                             Mound, Minnesota 55364

         Either party may by notice designate a change of address. Any notice, if mailed properly addressed, postage prepaid, registered or certified mail, shall be deemed dispatched on the registered date or that stamped on the certified mail receipt, and shall be deemed received within the fifth business day thereafter, or when it is actually received, whichever is sooner.

         (c) Captions. The various headings or captions in this Agreement are for convenience only and shall not affect the meaning or interpretation of this Agreement.

         (d) Governing Law. The validity, construction and performance of this Agreement shall be governed by the laws of the State of Minnesota and any legal proceeding arising out of or in connection with this Agreement shall be brought in the appropriate courts of the State of Minnesota, with each of the parties consenting to the exclusive jurisdiction of said courts for this purpose.

         (e) Construction. Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity without invalidating the remainder of such provision or the remaining provisions of this Agreement.

         (f) Waivers. No failure on the part of either party to exercise, and no delay in exercising, any right or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right or remedy hereunder preclude any other or further exercise thereof or the exercise of any right or remedy granted hereby or by any related document or by law.

         (g) Modification. This Agreement may not be, and shall not be, modified or amended except by a written instrument signed by both parties hereto.

         (h) No Conflict in a Business. Consultant agrees that he will not, during the term of this Agreement, transact business with the Company personally, or as an agent, owner, partner, shareholder of any other entity; provided, however, Consultant may enter into any business transaction that is, in the opinion of the Company's Board of Directors, reasonable, prudent or beneficial to the Company, so long as any such business transaction is at arms-length as though between independent and prudent individuals and is ratified and approved by the designated members of the Company's Board of Directors.

         (i) Entire Agreement. This Agreement constitutes the entire Agreement and understanding between the parties hereto in reference to all the matters herein agreed upon; provided, however, that this Agreement shall not deprive Consultant of any other rights Consultant may have now, or in the future, pursuant to law or the provisions of Company benefit plans.

         (j) Counterparts. This Agreement shall be executed in at least two counterparts, each of which shall constitute an original, but both of which, when taken together, will constitute one in the same instrument.


         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered this ______ day of June, 1998, to be effective the day and year first above written.



HEALTH FITNESS CORPORATION



By:   /s/ Loren S. Brink
Its:   President


CONSULTANT



/s/ Charles E. Bidwell
Charles E. Bidwell